EXHIBIT 99.2

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a nominee to the Board of Directors of Dais Analytic Corporation, a New York corporation, in its Registration Statement on Form S-1/A to be filed with the Securities and Exchange Commission on or about  November 2 , 2011.

November 2 , 2011	By:	/s/Richard Rutkowski
Richard Rutkowski